Exhibit 5.1

February 14, 2017

Dominion Midstream Partners, LP

120 Tredegar Street

Richmond, VA 23219

Ladies and Gentlemen:

We have acted as counsel for Dominion Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), with respect to the preparation of a registration statement on Form S-3 (File No. 333-215479) and Amendment No.1 to Form S-3 (such registration statement, as amended, the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the selling unitholders named in the Registration Statement (the “Selling Unitholders”) from time to time, pursuant to Rule 415 under the Securities Act, of common units representing limited partner interests in the Partnership (the “Common Units”), including Common Units initially issued to the Selling Unitholders in a private placement (the “Private Placement Units”) and Common Units issuable upon conversion of the Series A convertible preferred units representing limited partner interests in the Partnership initially issued to the Selling Unitholders in a private placement (the “Conversion Units”).

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus, (ii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 1, 2016 (the “Partnership Agreement”), (iii) the Certificate of Limited Partnership of the Partnership, as filed with the Secretary of State of the State of Delaware on March 28, 2014, (iv) the formation, organizational and other governing documents of Dominion Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), (v) copies of resolutions duly adopted by the Board of Directors of the General Partner and (vi) such other certificates, statutes, instruments, documents and records as we have deemed necessary or appropriate for purposes of the opinions expressed below.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

February 14, 2017 Page 2

In connection with rendering the opinions set forth below, we have assumed that:

(i)	all information contained in all documents reviewed by us is true and correct;

(ii)	all signatures on all documents examined by us are genuine;

(iii)	each person signing documents we examined has the legal authority and capacity to do so;

(iv)	all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents;

(v)	each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(vi)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; and

(vii)	all Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, if applicable.

Based on the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

(1)	the Private Placement Units have been validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRUPLA”) and as described in the Prospectus).

(2)	the Conversion Units, when issued and delivered as described in the Registration Statement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRUPLA and as described in the Prospectus).

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The opinions expressed herein are qualified in the following respects:

(i) These opinions are limited in all respects to the DRULPA, the Delaware Limited Liability Company Act (including, in each case, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the laws of the State of Delaware and the federal laws of the United States of America. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

(ii) We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the incorporation by reference of this opinion into the Registration Statement, the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.